EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4273
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2025 FOURTH QUARTER RESULTS
Record Revenue of $785.0 Million in FY25 Driven by Growth in High Bandwidth Memory
Q4 Revenue, Gross Margin and Earnings per Share Exceed High End of the Outlook Range; Expect Continued Strength in Q1’26

LIVERMORE, Calif. — February 4, 2026 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2025 ended December 27, 2025. Quarterly revenues were $215.2 million, an increase of 6.2% compared to $202.7 million in the third quarter of fiscal 2025, and an increase of 13.6% from $189.5 million in the fourth quarter of fiscal 2024. For fiscal 2025, FormFactor recorded revenues of $785.0 million, up 2.8% from $763.6 million in fiscal 2024.

•Exceeded the high end of the outlook range on revenue, gross margin and earnings per share
•Demonstrated 540 basis points of non-GAAP gross margin improvement in second half of 2025; expect continued expansion in Q1’26
•Another record quarter in DRAM revenue driven by the increase in non-HBM DRAM applications like DDR4 and DDR5, as anticipated
•Continued focus on capacity expansion within existing footprint expected to deliver both output increases and gross-margin expansion throughout 2026
•Strengthened leadership in co-packaged optics testing with strategic acquisition of Keystone Photonics
•Announced Analyst Day on May 11th to discuss strategy and provide an updated target financial model

“FormFactor’s fourth quarter revenue, gross margin, and earnings per share all exceeded both third quarter results and the high end of our outlook range, and we posted record revenue on both a quarterly and annual basis,” said Mike Slessor, CEO of FormFactor, Inc. “Building on that momentum, we expect to again deliver sequentially higher revenue and non-GAAP gross margin in the first quarter as we meet the challenges and opportunities of increased test intensity and higher test complexity at the intersection of advanced packaging and high-performance-compute.”

Fourth Quarter and Fiscal 2025 Highlights

On a GAAP basis, net income for the fourth quarter of fiscal 2025 was $23.2 million, or $0.29 per fully-diluted share, compared to net income for the third quarter of fiscal 2025 of $15.7 million, or $0.20 per fully-diluted share, and net income for the fourth quarter of fiscal 2024 of $9.7 million, or $0.12 per fully-diluted share. Net income for fiscal 2025 was $54.4 million, or $0.69 per fully-diluted share, compared to net income for fiscal 2024 of $69.6 million, or $0.89, per fully-diluted share. Gross margin for the fourth quarter of fiscal 2025 was 42.2%, compared with 39.8% in the third quarter of fiscal 2025, and 38.8% in the fourth quarter of fiscal 2024. Gross margin for fiscal 2025 was 39.3%, compared to 40.3% for fiscal 2024.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2025 was $36.6 million, or $0.46 per fully-diluted share, compared to net income for the third quarter of fiscal 2025 of $25.7 million, or $0.33 per fully-diluted share, and net income for the fourth quarter of fiscal 2024 of $21.3 million, or $0.27 per fully-diluted share. Non-GAAP net income for fiscal 2025 was $101.5 million, or $1.30 per fully-diluted share, compared to net income of $90.2 million for fiscal 2024, or $1.15 per fully-diluted share. On a non-GAAP basis, gross margin for the fourth quarter of fiscal 2025 was 43.9%, compared with 41.0% in the third quarter of fiscal 2025, and 40.2% in the fourth quarter of fiscal 2024. Non-GAAP gross margin for fiscal 2025 was 40.8%, compared to 41.7% for fiscal 2024.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the fourth quarter of fiscal 2025 was $46.0 million, compared to $27.0 million for the third quarter of fiscal 2025, and $35.9 million for the fourth quarter of fiscal 2024. Free cash flow for the fourth quarter of fiscal 2025 was $34.7 million, compared to free cash flow for the third quarter of fiscal 2025 of $19.7 million, and free cash flow for the fourth quarter of 2024 of $28.8 million. Free cash flow for fiscal 2025 and fiscal 2024 was $13.6 million and $82.8 million, respectively.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Outlook

Dr. Slessor added, “In the first quarter, we see strong demand in our served advanced packaging and high-performance-compute markets, like HBM in DRAM and network switches in Foundry & Logic. As we move through 2026, we continue to focus on driving capacity increases and gross margin expansion within our existing footprint, with additional improvement expected as we bring Farmers Branch online towards the end of 2026.”

For the first quarter ending March 29, 2026, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$225 million +/- $5 million	—	$225 million +/- $5 million
Gross margin	34% +/- 1.5%	$26 million	45% +/- 1.5%
Net income per diluted share	$0.11 +/- $0.04	$0.34	$0.45 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangible assets and fixed asset fair value adjustments due to acquisitions, and restructuring charges, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and twelve months ended months ended December 27, 2025, and for outlook provided before, as well as for the comparable periods of fiscal 2024, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, the Company's performance, the Company's business strategies, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “forecast,” “continue,” and “prospect,” and the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in and impacts from export control, tariffs and other trade barriers; changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions and investments; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as tariffs, military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 27, 2025	September 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Revenues	$215,163	$202,676	$189,483	$784,993	$763,599
Cost of revenues	124,399	122,050	115,903	476,142	455,676
Gross profit	90,764	80,626	73,580	308,851	307,923
Operating expenses:
Research and development	30,403	28,686	30,504	115,682	121,938
Selling, general and administrative	35,167	32,971	35,226	133,074	141,786
Factory start-up costs	1,704	964	—	3,025	—
Total operating expenses	67,274	62,621	65,730	251,781	263,724
Gain on sale of business	—	—	—	—	20,581
Operating income	23,490	18,005	7,850	57,070	64,780
Interest income, net	2,184	1,976	3,472	10,119	13,693
Other income, net	874	444	617	2,202	939
Income before income taxes and equity investment	26,548	20,425	11,939	69,391	79,412
Provision for income taxes	3,620	5,937	2,234	13,004	9,798
Loss (income) from equity investment	(290)	(1,168)	—	2,026	—
Net income	$23,218	$15,656	$9,705	$54,361	$69,614
Net income per share:
Basic	$0.30	$0.20	$0.13	$0.70	$0.90
Diluted	$0.29	$0.20	$0.12	$0.69	$0.89
Weighted-average number of shares used in per share calculations:
Basic	77,581	77,387	77,267	77,348	77,340
Diluted	78,864	77,734	77,982	78,313	78,437

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 27, 2025	September 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
GAAP Gross Profit	$90,764	$80,626	$73,580	$308,851	$307,923
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	483	490	555	2,043	2,216
Stock-based compensation	1,755	1,941	1,944	7,391	7,738
Restructuring charges	1,409	116	32	1,768	639
Non-GAAP Gross Profit	$94,411	$83,173	$76,111	$320,053	$318,516

GAAP Gross Margin	42.2%	39.8%	38.8%	39.3%	40.3%
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	0.2%	0.2%	0.4%	0.3%	0.3%
Stock-based compensation	0.8%	0.9%	1.0%	1.0%	1.0%
Restructuring charges	0.7%	0.1%	—%	0.2%	0.1%
Non-GAAP Gross Margin	43.9%	41.0%	40.2%	40.8%	41.7%

GAAP operating expenses	$67,274	$62,621	$65,730	$251,781	$263,724
Adjustments:
Amortization of intangibles	(52)	(191)	(191)	(625)	(764)
Stock-based compensation	(8,118)	(7,575)	(8,269)	(31,185)	(32,025)
Restructuring charges	(661)	(273)	(371)	(3,952)	(767)
Costs related to sale and acquisition of businesses	(956)	—	(1,689)	(1,228)	(2,391)
Non-GAAP operating expenses	$57,487	$54,582	$55,210	$214,791	$227,777

GAAP operating income	$23,490	$18,005	$7,850	$57,070	$64,780
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	535	681	746	2,668	2,980
Stock-based compensation	9,873	9,516	10,213	38,576	39,763
Restructuring charges	2,070	389	403	5,720	1,406
Gain on sale of business, net of costs and acquisition related expenses	956	—	1,689	1,228	(18,190)
Non-GAAP operating income	$36,924	$28,591	$20,901	$105,262	$90,739

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 27, 2025	September 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
GAAP net income	$23,218	$15,656	$9,705	$54,361	$69,614
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	535	681	746	2,668	2,980
Stock-based compensation	9,873	9,516	10,213	38,576	39,763
Restructuring charges	2,070	389	415	5,720	1,418
Gain on sale of business and assets, net of costs, acquisition related expenses and other	3,526	91	1,689	7,294	(18,190)
Income tax effect of non-GAAP adjustments	(2,659)	(649)	(1,445)	(7,146)	(5,368)
Non-GAAP net income	$36,563	$25,684	$21,323	$101,473	$90,217

GAAP net income per share:
Basic	$0.30	$0.20	$0.13	$0.70	$0.90
Diluted	$0.29	$0.20	$0.12	$0.69	$0.89

Non-GAAP net income per share:
Basic	$0.47	$0.33	$0.28	$1.31	$1.17
Diluted	$0.46	$0.33	$0.27	$1.30	$1.15

GAAP net cash provided by operating activities	$45,975	$26,991	$35,913	$115,398	$117,534
Adjustments:
Sale of business and acquisition related payments in working capital	—	83	506	1,472	3,317
Cash paid for interest	86	89	93	362	391
Capital expenditures	(11,313)	(7,505)	(7,663)	(103,658)	(38,436)
Free cash flow	$34,748	$19,658	$28,849	$13,574	$82,806

GAAP net cash provided by (used in) investing activities	$(34,973)	$6,718	$(7,328)	$(191,468)	$(33,480)
GAAP net cash used in financing activities	$(4,073)	$(2,382)	$(18,356)	$(13,633)	$(64,612)

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 27, 2025	December 28, 2024
Cash flows from operating activities:
Net income	$54,361	$69,614
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,589	32,903
Stock-based compensation expense	38,576	39,763
Provision for excess and obsolete inventories	14,853	12,342
Loss from equity investment	2,025	—
Gain on sale of business and assets	(103)	(20,581)
Non-cash restructuring charges	2,119	428
Other activity impacting operating cash flows	(34,022)	(16,935)
Net cash provided by operating activities	115,398	117,534
Cash flows from investing activities:
Acquisition of property, plant and equipment	(103,658)	(38,436)
Acquisition of business	(20,580)	—
Proceeds from sale of business and assets	103	21,585
Purchase of equity investment	(67,156)	—
Purchases of marketable securities, net	(177)	(15,129)
Purchase of promissory note receivable	—	(1,500)
Net cash used in investing activities	(191,468)	(33,480)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program, including excise tax paid	(26,244)	(53,302)
Proceeds from issuances of common stock	26,119	9,748
Principal repayments on term loans	(1,106)	(1,075)
Tax withholdings related to net share settlements of equity awards	(12,402)	(19,983)
Net cash used in financing activities	(13,633)	(64,612)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(456)	(3,509)
Net increase (decrease) in cash, cash equivalents and restricted cash	(90,159)	15,933
Cash, cash equivalents and restricted cash, beginning of period	197,206	181,273
Cash, cash equivalents and restricted cash, end of period	$107,047	$197,206

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 27, 2025	September 27, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$103,330	$97,678	$190,728
Marketable securities	171,842	168,351	169,295
Accounts receivable, net of allowance for credit losses	125,416	133,316	104,294
Inventories, net	110,884	108,830	101,676
Restricted cash	1,063	1,058	3,746
Prepaid expenses and other current assets	44,519	50,027	35,389
Total current assets	557,054	559,260	605,128
Restricted cash	2,654	2,375	2,732
Operating lease, right-of-use-assets	17,202	17,471	22,579
Property, plant and equipment, net of accumulated depreciation	259,068	257,912	210,230
Equity investment	64,096	66,441	—
Goodwill	216,029	200,841	199,171
Intangibles, net	16,302	8,385	10,355
Deferred tax assets	89,524	88,265	92,012
Other assets	2,433	2,042	4,008
Total assets	$1,224,362	$1,202,992	$1,146,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,436	$58,389	$62,287
Accrued liabilities	47,535	41,574	43,742
Current portion of long-term debt, net of unamortized issuance costs	1,137	1,129	1,106
Deferred revenue	20,091	21,623	15,847
Operating lease liabilities	7,662	7,400	8,363
Total current liabilities	123,861	130,115	131,345
Long-term debt, less current portion, net of unamortized issuance costs	11,071	11,359	12,208
Deferred tax liabilities	1,600	—	—
Long-term operating lease liabilities	12,488	13,317	17,550
Deferred grant	18,000	18,000	18,000
Other liabilities	21,939	20,586	19,344
Total liabilities	188,959	193,377	198,447

Stockholders’ equity:
Common stock	78	78	77
Additional paid-in capital	863,547	857,401	837,586
Accumulated other comprehensive income (loss)	(3,528)	48	(10,840)
Accumulated income	175,306	152,088	120,945
Total stockholders’ equity	1,035,403	1,009,615	947,768
Total liabilities and stockholders’ equity	$1,224,362	$1,202,992	$1,146,215

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” included in this press release.

Source: FormFactor, Inc.
FORM-F